           As filed with the Securities and Exchange Commission on July 28, 1997
                                                      Registration No. 333-14731


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             --------------------
                  POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             --------------------
                                  MAXIS, INC.
            (Exact name of Registrant as specified in its charter)
                             --------------------

              DELAWARE                                94-3128369
   (State or other jurisdiction of                 (I.R.S. Employer
     incorporation of organization)              Identification Number)

                    2121 N. CALIFORNIA BOULEVARD, SUITE 600
                          WALNUT CREEK, CA 94596-3572
                                (510) 933-5630
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             --------------------


                       1995 EMPLOYEE STOCK PURCHASE PLAN
                                1995 STOCK PLAN
                           (Full title of the Plans)

                             --------------------
                                RUTH A. KENNEDY
                                   SECRETARY
                                  MAXIS, INC.
                    2121 N. CALIFORNIA BOULEVARD, SUITE 600
                          WALNUT CREEK, CA 94596-3572
                                (510) 933-5630
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                             --------------------
                                   Copy to:

                             MARK E. BONHAM, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                           PALO ALTO, CA  94304-1050

      Registration Statement No. 333-14731 (the "Registration Statement") covered an aggregate of 1,300,000 shares of Common Stock, $.0001 par value ("Maxis Common Stock"), of Maxis, Inc., a Delaware corporation ("Maxis"), issuable by the Company pursuant to the following plans on a delayed or continuous basis: the 1995 Employee Stock Purchase Plan and the 1995 Stock Plan.

      On July 25, 1997, pursuant to the terms of an Agreement and Plan of Reorganization, dated as of June 4, 1997 (the "Merger Agreement"), by and among Electronic Arts Inc., a Delaware corporation ("Electronic Arts"), Village Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Electronic Arts ("Merger Sub") and Maxis, Maxis became a wholly owned subsidiary of Electronic Arts (the "Merger") and each share of Maxis Common Stock (other than dissenters' shares and shares owned by Electronic Arts or any direct or indirect wholly owned subsidiary of Electronic Arts or Maxis) was converted into
0.3644 shares of the Common Stock, par value $0.01 per share, of Electronic Arts. In connection with this transaction, Maxis has filed a Certification and Notice of Termination of Registration under 12(g) of the Securities Exchange Act of 1934 to terminate the registration of Maxis Common Stock.

      Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the "Act") and the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K under the Act, Maxis hereby removes from registration the shares of Maxis Common Stock that remain unsold as of the date hereof.

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

                                   SIGNATURE

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, California, on July 28, 1997.


                                  MAXIS, INC.


                                  By:   /s/ RUTH A. KENNEDY
                                     -------------------------
                                        Ruth A. Kennedy
                                        Secretary

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